Exhibit 5.2

March 3, 2022

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re: Digihost Technology Inc. (the “Company” or “Digihost”)

We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 of Digihost Technology Inc. of our report dated June 11, 2020, relating to the audited financial statements for the year ended December 31, 2019 and for the period from incorporation (October 9, 2018) to December 31, 2018, which is filed as Exhibit 99.21 to the Company’s Registration Statement on Form 40-F.

We also consent to reference to us under the heading, “Experts” in the Annual Information Form for the year ended December 31, 2019, which is filed as Exhibit 99.49 to the Company’s Registration Statement on Form 40-F, which is incorporated by reference in the Registration Statement on Form F-10.

We make no representation as to the sufficiency and accuracy of the documents being filed with the United States Securities and Exchange Commission as Exhibits to Form F-10, with the exception of the aforementioned financial statements.

Yours very truly,

Chartered Professional Accountants

Licensed Public Accountants